$5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount: $10,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 8/14/97    Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 8/14/2017

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional          Optional
                              Redemption         Repayment         Repayment
Redeemable On                 Price(s)           Date(s)           Price(s)

*                             N/A                N/A               N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  7.50%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                     Maximum Interest Rate:

[_]       Commercial Paper Rate          Minimum Interest Rate:

[_]       Federal Funds Rate             Interest Reset Date(s):

[_]       Treasury Rate                  Interest Reset Period:

[_]       LIBOR Reuters                  Interest Payment Date(s):

[_]       LIBOR Telerate

[_]       Prime Rate

[_]       CMT Rate

Initial Interest Rate:                   Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):

------------------------------

* Commencing August 14, 1998 and on the 14th of each month thereafter, the Notes may be called at 100% of the principal amount, in whole but not in part, at the option of the Company on eight days' calendar notice.

**      The 14th of each month, commencing September 14, 1997.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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